                                                                      EXHIBIT 11
                              IN HOME HEALTH, INC.
                        COMPUTATION OF PER SHARE EARNINGS
              FOR THE YEARS ENDED SEPTEMBER 30, 1996, 1995 AND 1994
                 (AMOUNTS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)



                                                  1996           1995           1994
                                                 ------         ------         ------
PRIMARY:
Income (loss) applicable to common stock        $(3,501)       $ 1,621        $   247
                                                 ------         ------         ------
                                                 ------         ------         ------

Shares:
  Weighted average number of shares
      outstanding during the period              16,340         16,062         15,656
   Shares issuable in connection with
      stock options and warrants less
      shares purchasable from proceeds              125            242            357
                                                 ------         ------         ------
  Total shares                                   16,465         16,304         16,013
                                                 ------         ------         ------
                                                 ------         ------         ------
  Income (loss) per common and
    common equivalent share                     $  (.21)       $   .10        $   .02
                                                 ------         ------         ------
                                                 ------         ------         ------

ASSUMING FULL DILUTION:
Income (loss) applicable to common stock        $(3,501)       $ 1,621         $  247
                                                 ------         ------         ------
                                                 ------         ------         ------

Shares:
  Weighted average number of shares
    outstanding during the period                16,340         16,062         15,656
  Shares issuable in connection with
    stock options and warrants less
    shares purchasable from proceeds                125            352            357
                                                 ------         ------         ------
  Total shares                                   16,465         16,414         16,013
                                                 ------         ------         ------
                                                 ------         ------         ------
  Income (loss) per common and
    common equivalent share                      $ (.21)        $  .10         $  .02
                                                 ------         ------         ------
                                                 ------         ------         ------


                                       48